EXHIBIT 32.01

  Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350


Pursuant to 18 U.S.C. Section 1350 and in connection with the annual report on Form 10-K of Delta and Pine Land Company for the fiscal year ended August 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned W. Thomas Jagodinski, the President and Chief Executive Officer, hereby certifies the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta and Pine Land Company.

     Signature                      Title                          Date


/s/ W. Thomas Jagodinski   President, Chief Executive Officer  November 14, 2005
------------------------   and Director
W. Thomas Jagodinski       (Principal Executive Officer)